EXHIBIT 23(d)


                                  [LETTERHEAD]

                           DIXON, ODOM & CO., P.L.L.C.
                          Certified Public Accountants


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus (Form S-8) pertaining to the United Dominion Realty Trust, Inc. 1985 Stock Option Plan and to the incorporation by reference therein of our report dated May 16, 1996, with respect to the combined statement of rental operations of the Properties included in its Current Report on Form 8-K dated August 15, 1996, filed with the Securities and Exchange Commission.

/s/ Dixon, Odom & Co., P.L.L.C.

Dixon, Odom & Co., P.L.L.C.
Greensboro, North Carolina
December 15, 1997